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                LIMITED LIABILITY COMPANY UNIT PURCHASE AGREEMENT
                                      among
                                EFTC CORPORATION,
                            CTLLC ACQUISITION CORP.,
                        CIRCUIT TEST INTERNATIONAL, L.C.,
                          AIRHUB SERVICES GROUP, L.C.,
                                     and the
             MEMBERS OF AIRHUB SERVICES GROUP, L.C. AND CIRCUIT TEST
                               INTERNATIONAL, L.C.

                                  July 9, 1997


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




                                TABLE OF CONTENTS

                                                                                                               Page

RECITALS .........................................................................................................1

AGREEMENT.........................................................................................................2

ARTICLE I         PURCHASE AND SALE OF UNITS OF AIRHUB............................................................2
         1.1      Transfer of Units...............................................................................2
         1.2      Purchase Price..................................................................................2
         1.3      The Airhub Transfer.............................................................................2
         1.4      The Closing.....................................................................................2
         1.5      The LLC Consideration...........................................................................2

ARTICLE II        PURCHASE AND SALE OF UNITS OF CTLLC.............................................................3
         2.1      Transfer of Units...............................................................................3
         2.2      Purchase Price..................................................................................3
         2.3      The CTLLC Transfer..............................................................................3

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF AIRHUB........................................................3
         3.1      Organization, Standing and Power................................................................3
         3.2      Capitalization; Unitholders.....................................................................4
         3.3      Subsidiaries....................................................................................4
         3.4      Due Authorization; No Conflict..................................................................4
         3.5      Information Supplied............................................................................6
         3.6      Absence of Certain Changes......................................................................6
         3.7      Liabilities.....................................................................................6
         3.8      Accounts Receivable.............................................................................6
         3.9      Litigation......................................................................................7
         3.10     Restrictions on Business Activities.............................................................7
         3.11     Governmental Authorization......................................................................7
         3.12     Contracts and Commitments.......................................................................7
         3.13     Title to Property...............................................................................8
         3.14     Intellectual Property...........................................................................8
         3.15     Environmental Matters...........................................................................9
         3.16     Taxes..........................................................................................10
         3.17     Tax Classification as a Partnership............................................................12
         3.18     Employee Benefit Plans.........................................................................12
         3.19     Employee Matters...............................................................................13
         3.20     Interested Party Transactions..................................................................14
         3.21     Insurance......................................................................................14

                                       -i-





         3.22     Compliance With Laws...........................................................................14
         3.23     Major Customers................................................................................14
         3.24     Suppliers......................................................................................14
         3.25     Inventory......................................................................................15
         3.26     Product Warranty and Product Liability.........................................................15
         3.27     Minute Books...................................................................................15
         3.28     Brokers' and Finders' Fees.....................................................................15
         3.29     Disclosure.....................................................................................16
         3.30     Reliance.......................................................................................16

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF CTLLC........................................................16
         4.1      Organization, Standing and Power...............................................................16
         4.2      Capitalization; Unitholders....................................................................16
         4.3      Subsidiaries...................................................................................17
         4.4      Due Authorization..............................................................................17
         4.5      Information Supplied...........................................................................18
         4.6      Absence of Certain Changes.....................................................................19
         4.7      Liabilities....................................................................................19
         4.8      Accounts Receivable............................................................................19
         4.9      Litigation.....................................................................................19
         4.10     Restrictions on Business Activities............................................................19
         4.11     Governmental Authorization.....................................................................20
         4.12     Contracts and Commitments......................................................................20
         4.13     Title to Property..............................................................................20
         4.14     CTLLC Intellectual Property....................................................................21
         4.15     Environmental Matters..........................................................................22
         4.16     Taxes..........................................................................................23
         4.17     Tax Classification as a Partnership............................................................24
         4.18     Employee Benefit Plans.........................................................................24
         4.19     Employee Matters...............................................................................25
         4.20     Interested Party Transactions..................................................................26
         4.21     Insurance......................................................................................26
         4.22     Compliance With Laws...........................................................................26
         4.23     Major Customers................................................................................26
         4.24     Suppliers......................................................................................26
         4.25     Inventory......................................................................................27
         4.26     Product Warranty and Product Liability.........................................................27
         4.27     Minute Books...................................................................................27
         4.28     Brokers' and Finders' Fees.....................................................................28
         4.29     Disclosure.....................................................................................28
         4.30     Reliance.......................................................................................28


                                      -ii-





ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT AND
                  LLC ACQUISITION................................................................................28
         5.1      Organization, Standing and Power...............................................................28
         5.2      Due Authorization..............................................................................28
         5.3      Absence of Certain Changes.....................................................................29
         5.4      Compliance with Laws...........................................................................29
         5.5      Board Approval.................................................................................30
         5.6      Brokers' and Finders' Fees.....................................................................30
         5.7      Reliance.......................................................................................30

ARTICLE VI        CONDUCT PRIOR TO EFFECTIVE TIME................................................................30
         6.1      Conduct of Business of Circuit Test............................................................30
         6.2      No Solicitation; Acquisition Proposals.........................................................33
         6.3      Conduct of Business of Parent..................................................................33
         6.4      Notice of Breach...............................................................................34

ARTICLE VII  ADDITIONAL COVENANTS................................................................................34
         7.1      Access to Information..........................................................................34
         7.2      Confidentiality................................................................................35
         7.3      Publicity......................................................................................35
         7.4      Filings; Cooperation...........................................................................35
         7.5      Earnout Agreements.  ..........................................................................35
         7.6      Further Assurances.............................................................................36
         7.7      Indemnification Agreement......................................................................36
         7.8      Deferred Compensation..........................................................................36

ARTICLE VIII  CONDITIONS PRECEDENT...............................................................................36
         8.1      Conditions to Obligations of Each Party to Effect the LLC Transfer.............................36
         8.2      Additional Conditions to Obligations of Airhub to Effect the
                  Airhub Transfer................................................................................37
         8.3      Additional Conditions to Obligations of CTLLC to Effect the
                  CTLLC Transfer.................................................................................37
         8.4      Additional Conditions to the Obligations of Parent and LLC Acquisition
                  to Effect the LLC Transfer.....................................................................38

ARTICLE IX        TERMINATION, AMENDMENT AND WAIVER..............................................................39
         9.1      Termination....................................................................................39
         9.2      Effect of Termination..........................................................................39
         9.3      Amendment......................................................................................39
         9.4      Extension; Waiver..............................................................................39


                                      -iii-





ARTICLE X         GENERAL PROVISIONS.............................................................................40
         10.1     Survival of Representations and Warranties.....................................................40
         10.2     Notices........................................................................................40
         10.3     Interpretation.................................................................................41
         10.4     Counterparts...................................................................................41
         10.5     Entire Agreement; Nonassignability; Parties in Interest........................................42
         10.6     Severability...................................................................................42
         10.7     Remedies Cumulative; No Waiver.................................................................42
         10.8     Governing Law..................................................................................42
         10.9     Rules of Construction..........................................................................42
         10.10    Expenses.  ....................................................................................42
         10.11    Attorneys Fees.................................................................................43


                                      -iv-





                             INDEX OF DEFINED TERMS

                                                                                                               Page

Airhub Authorizations.............................................................................................7
Agreement         ................................................................................................1
Airhub            ................................................................................................1
Airhub Disclosure Schedule........................................................................................3
Airhub Employee Plans............................................................................................12
Airhub Inventory  ...............................................................................................15
Airhub Members    ................................................................................................1
Airhub Transfer   ................................................................................................2
Airhub Units      ................................................................................................2
Assignment of Units...............................................................................................2
CERCLA            ...............................................................................................10
Circuit Test      ................................................................................................1
Closing           ................................................................................................2
Closing Balance Sheet.............................................................................................2
Closing Date      ................................................................................................2
COBRA             ...............................................................................................14
Confidential Information..........................................................................................9
CTI Group         ................................................................................................2
CTLLC             ................................................................................................1
CTLLC Authorizations.............................................................................................20
CTLLC Confidential Information...................................................................................22
CTLLC Disclosure Schedule........................................................................................16
CTLLC Employee Plans.............................................................................................24
CTLLC Intellectual Property......................................................................................21
CTLLC Inventory   ...............................................................................................27
CTLLC Members     ................................................................................................1
CTLLC Transfer    ................................................................................................3
CTLLC Units       ................................................................................................3
Debt              ................................................................................................2
Deferred Compensation............................................................................................36
Earnout Agreement ...............................................................................................35
environment       ...............................................................................................10
Environmental Law ...............................................................................................10
ERISA             ...............................................................................................12
ERISA Affiliate   ...............................................................................................12
Governmental Entity...............................................................................................5
Hazardous Substance..............................................................................................10
include           ...............................................................................................41


                                       -v-





includes          ...............................................................................................41
including         ...............................................................................................41
Indemnification Agreement........................................................................................36
Intellectual Property.............................................................................................8
knowledge         ...............................................................................................41
Lien              ................................................................................................5
LLC Acquisition   ................................................................................................1
LLC Consideration ................................................................................................2
LLC Transfer      ................................................................................................3
made available    ...............................................................................................41
material          ...............................................................................................41
Material Adverse Effect..........................................................................................41
Merger Sub        ................................................................................................1
NASD              ...............................................................................................29
Parent            ................................................................................................1
Parent Balance Sheet Date........................................................................................29
Parent Disclosure Schedule.......................................................................................28
Parent SEC Documents.............................................................................................29
partnership       ...............................................................................................12
Proprietary Information..........................................................................................35
release           ...............................................................................................10
Reorganization Agreement..........................................................................................1
SEC               ................................................................................................6
Tax               ...............................................................................................11
Tax authority     ...............................................................................................11
Tax Return        ...............................................................................................11
Taxable           ...............................................................................................11
Taxes             ...............................................................................................11
Third Party Intellectual Property Rights..........................................................................8
Transaction       ................................................................................................1
Waiving Party     ...............................................................................................39

                                      -vi-

                LIMITED LIABILITY COMPANY UNIT PURCHASE AGREEMENT

         THIS LIMITED LIABILITY COMPANY UNIT PURCHASE AGREEMENT (this "Agreement"), dated as of July 9, 1997, is among EFTC CORPORATION, a Colorado corporation ("Parent"), CTLLC ACQUISITION CORP., a Florida corporation and wholly-owned subsidiary of Parent ("LLC Acquisition"), AIRHUB SERVICES GROUP, L.C., a Kentucky limited liability company ("Airhub"), the MEMBERS of Airhub (the "Airhub Members"), CIRCUIT TEST INTERNATIONAL, L.C., a Florida limited liability company ("CTLLC"), and the MEMBERS of CTLLC (the "CTLLC Members").

                                    RECITALS

         A. The Board of Directors of Parent and the Airhub Members have determined that a business combination between Parent and Airhub is in the best interests of their respective companies, shareholders and members and accordingly have approved this Agreement and the acquisition whereby Parent will acquire all of the ownership interest in Airhub from the Airhub Members.

         B. The Board of Directors of Parent and LLC Acquisition and the CTLLC Members have determined that a business combination between Parent, LLC Acquisition and CTLLC is in the best interests of their respective companies and shareholders or members and accordingly have approved this Agreement and the acquisition whereby Parent and LLC Acquisition will acquire all of the ownership interest in CTLLC from the CTLLC Members.

         C. The transactions contemplated by this Agreement are part of the acquisition by Parent (the "Transaction") of the businesses presently conducted by Airhub, CTLLC and Circuit Test, Inc., a Florida corporation ("Circuit Test"). Accordingly, in addition to, and simultaneous with the execution of, this Agreement, Parent is entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") among Parent, CTI Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Circuit Test. This Agreement, the Reorganization Agreement, and the exhibits and schedules contained therein represent the entire agreement among such parties with respect to the Transaction.

         D. Parent, LLC Acquisition, Airhub, CTLLC, the Airhub Members and the CTLLC Members desire to make certain representations, warranties and agreements in connection with the transactions described herein.

                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                      PURCHASE AND SALE OF UNITS OF AIRHUB

         1.1 Transfer of Units. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in the Reorganization Agreement), each of the Airhub Members will assign, sell, convey, transfer, and deliver to Parent (the "Airhub Transfer") all of their ownership interests of Airhub (the "Airhub Units"), such that, at the Effective Time, Parent will become the sole holder of Airhub Units.

         1.2 Purchase Price. In exchange for the Airhub Units, Parent will pay each of the Airhub Members twenty-five percent (25%) of the LLC Consideration (as defined below in Section 1.5). Such payment shall be in the form of immediately available funds, as of the Closing, as defined in Section 1.4 below, or in such form as the parties shall mutually agree.

         1.3 The Airhub Transfer. At the Closing, each of the Airhub Members will deliver to Parent an "Assignment of Units", together with any certificates or other instruments that represent their respective Airhub Units. A form of the Assignment of Units is attached hereto as Exhibit 1.3.

         1.4 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place: (a) at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 a.m., local time, within three business days following the day on which the conditions set forth in
Article VIII shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as all of the parties to this Agreement agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.5 The LLC Consideration. For purposes of this Agreement, the aggregate payments made for the LLC interests acquired hereby shall include the LLC Consideration, as defined in this Section 1.5, and the payments contemplated by a certain Earnout Agreement, described in Section 7.5 herein. For purposes of this Agreement, the "LLC Consideration" shall be Nineteen Million Five Hundred Thousand Dollars ($19,500,000) adjusted as follows: (a) the LLC Consideration shall be decreased by the amount, if any, the Debt of the CTI Group, as set forth on the CTI Group Closing Balance Sheet, exceeds $5.7 million; or (b) the LLC Consideration shall be increased by the amount, if any, the Debt of the CTI Group, as set forth on the CTI Group Closing Balance Sheet, is less than $5.7 million. For purposes of this Section 1.5, "Debt" shall mean interest bearing indebtedness, excluding any obligations incurred pursuant to Section

6.1(b)(v) and 7.8 of this Agreement and Sections 6.1(b)(vi) and 7.14 of the Reorganization Agreement, and net of cash, "CTI Group" shall mean Airhub, CTLLC and Circuit Test, and "Closing Balance Sheet" shall be that balance sheet delivered by the CTI Group to Parent two days prior to Closing dated as of a date two days prior to Closing. As soon as practicable following the Closing, Parent shall notify the Airhub Members and the CTLLC Members of any discrepancy between the Closing Balance Sheet and the actual amount of Debt of the CTI Group as of the Closing Date. The amount payable by, or refundable to, Parent in respect of any such discrepancy shall be promptly paid by the appropriate party and such payment or refund (when so paid, or, if applicable, upon recovery thereof pursuant to the Indemnification Agreement, as defined in Section 7.7 hereto) shall not be deemed to be subject to the threshold or aggregate limitations on indemnification specified in Section 2.1 of the Indemnification Agreement. Parent's post-Closing determination of Debt shall be based on the definition herein of Debt and computed in accordance with GAAP. Such determination shall be conclusive absent manifest error.

                                   ARTICLE II

                       PURCHASE AND SALE OF UNITS OF CTLLC

         2.1 Transfer of Units. Subject to the terms and conditions of this Agreement, at the Effective Time: (i) the Allen S. Braswell, Jr. Revocable Living Trust, will assign, sell, convey, transfer, and deliver to Parent all of its ownership interests of CTLLC (the "CTLLC Units"), and (ii) Circuit Test International Family Limited Partnership will assign, sell, convey, transfer, and deliver to LLC Acquisition all of its CTLLC Units (together, the "CTLLC Transfer"), such that, at the Effective Time, Parent and LLC Acquisition will become the sole holders of CTLLC Units. For purposes of this Agreement, the Airhub Transfer and the CTLLC Transfer together shall collectively be referred to as the "LLC Transfer".

     2.2 Purchase Price. In exchange for the CTLLC Units, Parent will pay the Allen S. Braswell, Jr. Revocable Living Trust and LLC Acquisition will pay Circuit Test International Family Limited Partnership twenty-five percent (25%) of the LLC Consideration. Such payment shall be in the form of immediately available funds, as of the Closing, or in such form as the parties shall mutually agree.

     2.3 The CTLLC Transfer. At the Closing, Allen S. Braswell, Jr. will deliver to Parent and Circuit Test International Family Limited Partnership will deliver to LLC Acquisition an Assignment of Units, defined above, together with any certificates or other instruments that represent their respective CTLLC Units.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF AIRHUB

         Except as disclosed in a document of even date herewith and delivered by Airhub and the Airhub Members to Parent prior to the execution and delivery of this Agreement and referring to the section number and subsection of the representations and warranties in this Agreement, subject to its subsequent revision from time to time prior to the Effective Time (but only with the prior written consent of Parent), (the "Airhub Disclosure Schedule"), Airhub and each of the Airhub Members, jointly and severally, represent and warrant to Parent as follows:

         3.1 Organization, Standing and Power. Airhub is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Kentucky, has the full power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 10.3) on Airhub or its operations. Airhub has delivered to Parent a true and correct copy of its Articles of Organization and Operating Agreement, each as amended to date. Neither Airhub nor any Airhub Members is in violation of any of the provisions of its Articles of Organization or Operating Agreement or other equivalent organizational documents. The Airhub Disclosure Schedule lists a complete and correct list of the Airhub Members, interest holders of Airhub, and the managers of Airhub.

         3.2      Capitalization; Unitholders.

                  (a) There are currently two Airhub Units owned by the Airhub Members. There are no other outstanding Airhub Units or other securities of Airhub and no outstanding subscriptions, options, rights of first refusal, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the Airhub Units or other securities of Airhub, or otherwise obligating Airhub to issue, transfer, sell, purchase, redeem or otherwise acquire any such Airhub Units or securities. There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Airhub or any of the Airhub Members is a party or by which Airhub may be bound obligating Airhub or any of the Airhub Members to issue, deliver, or sell, or cause to be issued, delivered or sold, additional Airhub Units or obligating Airhub or any of the Airhub Members to enter into such an option, right of first refusal, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. There are no contracts, commitments or agreements relating to voting, purchase or sale of Airhub Units (i) between or among Airhub and any of the Airhub Members or (ii) by or among any of the Airhub Members.

                  (b) Schedule 3.2 sets forth a true and complete list of the names of all owners of Airhub Units, together with the number of Airhub Units held by each such holder. Except as set forth in Schedule 3.2, each holder so listed is the record and the beneficial owner of all Airhub Units so listed in its name, has the full power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be consummated by such holder herein.

         3.3 Subsidiaries. Airhub does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.4      Due Authorization; No Conflict.

                  (a) Airhub has the full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Airhub and the Airhub Members. This Agreement has been duly executed and delivered by Airhub and constitutes the valid and binding obligation of Airhub enforceable against Airhub in accordance with its terms. The execution and delivery of this Agreement by Airhub do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Articles of Organization or Operating Agreement of Airhub, (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Airhub or the properties or assets of Airhub or the Airhub Units, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any mortgage, pledge, lien, encumbrance, charge or other security interest (a "Lien") on any of the properties or assets of Airhub or the Airhub Units pursuant to, or require the consent or approval of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Airhub or any of its properties or assets, except, in the case of this clause (iii) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Airhub or materially affect the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Airhub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than any consents, approvals, orders and registrations that, if not obtained or made, would not have a Material Adverse Effect on Airhub or materially affect the consummation of transactions contemplated hereby.

                  (b) Each Airhub Member represents and warrants that such Airhub Member is competent, and has the full power and authority, to execute, deliver and enter into this Agreement and to perform such Airhub Member's obligations, including the delivery of the Airhub Units, hereunder and has taken all actions necessary to secure all approvals required in connection therewith. This Agreement has been duly executed and delivered by each Airhub Member and constitutes the valid and binding obligation of such Airhub Member enforceable against such Airhub Member in accordance with its terms. The execution and delivery of this Agreement by the Airhub Members does not, and the performance will not: (i) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to any Airhub Member or the properties or assets of such Airhub Member or (ii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of such Airhub Member pursuant to, or require the consent or approval of any party to, any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to such Airhub Member or any of its properties or assets, except, in the case of this clause (b) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to materially affect the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any Airhub Member in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than any consents, approvals, orders and registrations that, if not obtained or made, would not have a Material Adverse Effect on Airhub or materially affect the consummation of transactions contemplated hereby.

         3.5 Information Supplied. None of the information supplied or to be supplied by Airhub, the Airhub Members, or their auditors, attorneys, financial advisors, other consultants or advisors for inclusion in any document relating to the Transaction to be filed by Parent with the Securities and Exchange Commission (the "SEC"), will, at the time of the particular filing and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC or any amendment or supplement thereto or any earlier communication to shareholders of Company with respect to the Transaction.

         3.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in Schedule 3.6 of the Airhub Disclosure Schedule, since December 31, 1996, Airhub has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Airhub; (ii) any action by or with respect to Airhub that would have constituted a breach of any of the covenants contained in Section 6.1(b); or
(iii) any of the following matters:

     (a) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of Airhub;

     (b) any Lien on any asset other than those otherwise permitted by this Agreement;

     (c) any labor dispute, litigation or governmental investigation affecting the business or financial condition of Airhub;

     3.7 Liabilities.  Except as set forth in the Annual  Financial  Statements,
the  Interim  Circuit  Test  Financial   Statements  (both  as  defined  in  the
Reorganization Agreement), the Airhub

Disclosure Schedule and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, Airhub does not have any liability or obligation of any nature, whether due or to become due, fixed or contingent.

         3.8 Accounts Receivable. All of the accounts receivable of Airhub shown on the balance sheet included in the Interim Circuit Test Financial Statements as of May 31, 1997 have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such May 31, 1997 balance sheet and net of returns and payment discounts allowable by Airhub's policies) and can reasonably be anticipated to be paid in full in the ordinary course of business consistent with past practice without outside collection efforts, subject to no counterclaims or setoffs.

         3.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Airhub, threatened against Airhub or any of its assets and properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Airhub. There is no judgment, decree or order against Airhub, or, to the knowledge of Airhub, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Airhub.

         3.10 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Airhub which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed business practice of Airhub, any acquisition of property by Airhub or the conduct of business by Airhub as currently conducted or as proposed to be conducted by Airhub.

         3.11 Governmental Authorization. Airhub has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that is necessary for Airhub to own or lease, operate and use its respective assets and properties and to carry on business as currently conducted or as proposed to be conducted (collectively "Airhub Authorizations"), Airhub has performed and fulfilled its obligations under the Airhub Authorizations, and all the Airhub Authorizations are in full force and effect, except where the failure to obtain or have any of such Airhub Authorizations could not reasonably be expected to have a Material Adverse Effect on Airhub.

         3.12 Contracts and Commitments. Airhub is not a party to any oral or written (a)(i) obligation for borrowed money, (ii) obligation evidenced by bonds, debentures, notes or other similar instruments, (iii) obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) obligation under capital leases, (v) debt of others secured by a Lien on its property, (vi) guaranty of liabilities or obligations of others, (vii) agreement under which Airhub is obligated to make or expects to receive payments in excess of $50,000 or (viii) agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the ordinary course of business consistent with past practice);
(b)(i) employment agreement or collective bargaining agreement or (ii) agreements that limit the right of Airhub, or any of its employees to compete in any line of business; or (c) agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries, other than Surviving Corporation, in any respect. True and complete copies of all agreements described in the Airhub Disclosure Schedule or any other section thereto have been delivered to Parent. Airhub has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, Airhub has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

         3.13 Title to Property. Airhub has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of Airhub that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment owned by Airhub conform (to Airhub's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others, the failure to conform with which would have a Material Adverse Effect on Airhub. There is no pending or, to Airhub's knowledge, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to Airhub's knowledge, threatened condemnation of any such building, machinery or equipment. The properties and assets of Airhub include all rights, properties, interests in properties and assets necessary to permit Surviving Corporation to conduct its business as currently conducted. The Airhub Disclosure Schedule identifies each parcel of real property owned or leased by Airhub.

         3.14     Intellectual Property.

                  (a) Airhub owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Airhub as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on Airhub.

                  (b) The Airhub Disclosure Schedule lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Airhub considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Airhub is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Airhub is a party and pursuant to which Airhub is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of Airhub.

                  (c) To the knowledge of Airhub, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Airhub, any trade secret material to Airhub, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of Airhub. Airhub has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to Airhub in the ordinary course of business.

                  (d) Airhub is not, and will not be as a result of the execution and delivery of this Agreement or the performance of Airhub's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on Airhub.

                  (e) All patents, registered trademarks, service marks and copyrights held by Airhub are valid and subsisting. Airhub (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of Airhub, the manufacture, marketing, licensing or sale of the products and services of Airhub does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (f) Airhub has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Airhub does not already own by operation of law.

                  (g) Airhub has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of
Confidential Information owned by Airhub by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of Confidential Information not owned by Airhub has been pursuant to the terms of a written agreement with the owner of such Confidential Information, or is otherwise lawful.

         3.15     Environmental Matters.

                  (a) Airhub has complied with, and is in compliance with, all Environmental Laws (as defined in this Section 3.15(a)) applicable to its current and prior business, properties and assets. Airhub has, and Airhub has provided to Parent, true and complete copies of, all permits, approvals, registrations, licenses and other authorizations required by any Governmental Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on Airhub and all such permits, approvals, registrations, licenses and other authorization are listed on the Airhub Disclosure Schedule. There is no pending or, to Airhub's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law to which Airhub is a party or, to Airhub's knowledge, threatened to be made a party. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, order or judgment or the common law relating to protection of public health, safety or the environment or occupational health and safety, or that regulates, or creates liability for, releases or threatened releases of any Hazardous Substance. As used in Sections 3.15 and 4.15, the terms "release" and "environment" have the meanings set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and "Hazardous Substance" means any substance regulated by, or the presence of which creates liability under, any Environmental Law (including without limitation CERCLA) and includes without limitation industrial, toxic or hazardous substances, pollutants and contaminants, oil or petroleum products, solid or hazardous waste, chemicals and asbestos.

                  (b) There have been no releases or threatened releases of any Hazardous Substance in violation of Environmental Law at any parcel of real property or any facility currently or formerly owned, leased, operated or controlled by Airhub. With respect to any such releases of or threatened releases of Hazardous Substance, Airhub has given all required notices to government authorities, copies of which have been provided to Parent. Airhub is not aware of any releases of Hazardous Substance at parcels of real property or facilities other than those presently or formerly owned, leased, operated or controlled by Airhub that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Airhub.

                  (c) The Airhub Disclosure Schedule lists all environmental reports, investigations, audits or similar environmental documents in the possession of Airhub with respect to the operations of, or real property owned, leased, operated or controlled by Airhub (whether conducted by or on behalf of Airhub or a third party and whether done at the initiative of Airhub or directed by a Governmental Entity or other third party). True and complete copies of each such document have been provided to Parent.

     (d) Airhub is not subject to, and is not reasonably expected to be subject to any material environmental liability, including without limitation liability arising out of the utilization by Airhub of any transporter or facility used for treatment, recycling, storage or disposal.

         3.16 Taxes. Airhub, and any combined, unitary or aggregate group for Tax (as defined in this Section 3.16) purposes of which Airhub is or has been a member have timely filed all Tax Returns (as defined in this Section 3.16) required to be filed by it taking into account extensions of due dates and the information included in those returns is true, correct and complete, have paid all Taxes shown thereon to be due and have provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether shown as being due on any Tax returns. Airhub has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Airhub does not have any liability for Taxes of any other entity or person under any federal, state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Except as disclosed in the Airhub Disclosure Schedule: (a) no material claim for Taxes has become a Lien against the property of Airhub or is being asserted against Airhub other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Airhub is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of Airhub, threatening to assert against Airhub any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of Airhub, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by Airhub and is currently in effect,
(e) no action has been taken that would have the effect of deferring any liability for Taxes for Airhub from any period prior to the Effective Date to any period after the Effective Date, (f) Airhub is not (nor has it ever been) a party to any Tax sharing agreement, (g) Airhub has not disposed of any property that has been accounted for under the installment method, (h) Airhub is not a party to any interest rate swap, currency swap or similar transaction, (i) Airhub is not a member of any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes, (j) Airhub has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions, (k) the transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision, and (l) Airhub is not required to treat any asset as owned by another person for federal income tax purposes or as tax exempt bond financed property or tax exempt use property within the meaning of
Section 168 of the Code. Airhub will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time attributable to adjustments made prior to the Effective Time pursuant to Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. The Airhub Disclosure Schedule contains accurate and complete information with respect to: (w) all material tax elections in effect with respect to Airhub, and (x) the current tax basis of the assets of Airhub. As used in this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or
(ii) as a result of any express or implied obligation to indemnify any other person. As used in this Agreement, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Airhub is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of such Tax exemptions or other Tax-sharing agreement or order.

         3.17 Tax Classification as a Partnership. At all times since its formation, Airhub has been properly classified as a "partnership" for federal and state income tax purposes.

         3.18     Employee Benefit Plans.

                  (a) The Airhub Disclosure Schedule lists, with respect to Airhub, and any trade or business (whether or not incorporated) which is treated as a single employer with Airhub (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code: (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and Airhub Members and any supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director (collectively, the "Airhub Employee Plans").

                  (b) Airhub has furnished to Parent a copy of each of the Airhub Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Airhub Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years. Any Airhub Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code is so qualified. Airhub has furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Airhub Employee Plan (and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Airhub Employee Plan subject to Code Section 401(a)), and all communications with respect to any plan described in Section 3.18(a) with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

     (c) (i) None of the Airhub Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there have been no violations of applicable provisions of the Code or ERISA with respect to any Airhub Employee Plan that could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Airhub Employee Plan is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have a Material Adverse Effect on Airhub, and Airhub and each ERISA Affiliate have no knowledge of any default or violation by any other party to any of the Airhub Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Airhub; (iv) all material contributions required to be made by Airhub or any ERISA Affiliate to any Airhub Employee Plan have been made on or before its due dates and a reasonable amount has been accrued for contributions to each Airhub Employee Plan for the current plan years; and (v) neither Airhub no any ERISA Affiliate has ever maintained or otherwise incurred any obligation under any plan subject to Title IV of ERISA. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Airhub, is threatened, against or with respect to any such Airhub Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

                  (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee or other service provider or any Airhub Member, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise), (ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or Airhub Director.

                  (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Airhub, or any ERISA Affiliate relating to, or change in participation or coverage under, any Airhub Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

     3.19 Employee Matters. The Airhub Disclosure Schedule lists all employees of Airhub and the remuneration and benefits to which such employees are entitled. The Airhub Disclosure Schedule also lists all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements not otherwise described in Section 3.18 providing for employee remuneration or benefits to which Airhub is a party or by which it is bound; all of these contracts and arrangements are in full force and effect, and neither Airhub nor any other party is in default under them. There have been no claims of defaults and, to Airhub's knowledge there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to Airhub's knowledge, threatened labor dispute, strike, or work stoppage that would have a Material Adverse Effect on Airhub. Airhub is in compliance in all material respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Airhub under any workers compensation plan or policy or for long term disability. Airhub does not have any obligations under The Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") with respect to any former employees or qualifying beneficiaries thereunder.

         3.20 Interested Party Transactions. Airhub is not indebted to any Airhub Member, interest holder, manager, officer, employee or agent of Airhub (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Airhub, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         3.21 Insurance. Airhub has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Airhub. The Airhub Disclosure Schedule sets forth a true and complete listing of all such policies, including in each case applicable coverage limits, deductibles and policy expiration dates. There is no material claim pending under any of such policies or bonds as to which Airhub has received a denial, or, to Airhub's knowledge, as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Airhub is otherwise in compliance in all material respects with the terms of such policies and bonds. Airhub has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Each policy or bond is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

         3.22 Compliance With Laws. Airhub has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Airhub.

     3.23 Major Customers. The Airhub Disclosure Schedule contains a list of the customers of Airhub for each of the two most recent fiscal years, that individually accounted for more than five percent of the total dollar amount of net sales, showing the total dollar amount of net sales to each such customer during each such year. Airhub has no knowledge nor has it received notice from any of the customers listed on the Airhub Disclosure Schedule, that any of the customers listed in the Airhub Disclosure Schedule will not continue to be customers of Airhub after the Closing at substantially the same level of purchases.

         3.24 Suppliers. As of the date hereof, no supplier of Airhub has indicated to Airhub that it will stop, or decrease the rate of, supplying materials, products or service to Airhub. Airhub has not knowingly breached, so as to provide a benefit to Airhub that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Airhub.

         3.25 Inventory. All inventories of raw materials, work-in process and finished goods (including all such in transit) of Airhub, together with related packaging materials (collectively, "Airhub Inventory"), reflected in the Interim Circuit Test Financial Statements (as defined in the Reorganization Agreement) consist of a quality and quantity usable and saleable in the ordinary course of business, have commercial values at least equal to the value shown on such balance sheet or are subject to purchase obligations by customers or suppliers at such value and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first in first out basis) or market. All Airhub Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in the Airhub Disclosure Schedule, all Airhub Inventory is located on premises owned or leased by Airhub. All work-in process contained in Airhub Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of Airhub with no recent history of credit problems with respect to Airhub; neither Airhub nor any such customer is in material breach of the terms of any obligation to the other, and, based on Airhub's knowledge or what Airhub reasonably should know, valid grounds exist for any counterclaim or set-off of amounts billable to such customers upon the completion of orders to which work-in-process relates. All work-in process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to work performed prior to Closing.

         3.26 Product Warranty and Product Liability. The Airhub Disclosure Schedule contains a true and complete copy of Airhub's standard warranty or warranties for its manufacturing services. There has been no variation from such warranties, except as set forth in the Airhub Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to Airhub's performance of services. The Airhub Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or, to Airhub's knowledge, threatened, or which have been asserted or commenced against Airhub within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in Airhub's manufacturing services that would adversely affect performance of products Airhub manufactures or create an unusual risk of injury to persons or property. Airhub's manufacturing services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow its performance.

         3.27 Minute Books. The minute books of Airhub made available to Parent contain true and complete summaries of all meetings of members or actions by written consent since the time of formation of Airhub, and reflect all transactions referred to in such minutes accurately in all material respects.

         3.28 Brokers' and Finders' Fees. Except for commissions or fees payable to Broadview Associates, LLC, Airhub has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.29 Disclosure. None of the representations or warranties made by Airhub herein or in the Airhub Disclosure Schedule, or in any certificate furnished by Airhub pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. Airhub has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of Airhub.

         3.30 Reliance. The foregoing representations and warranties are being made by Airhub with the knowledge and expectation that Parent is placing reliance thereon.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CTLLC

         Except as disclosed in a document of even date herewith and delivered by CTLLC and the CTLLC Members to Parent prior to the execution and delivery of this Agreement and referring to the section number and subsection of the representations and warranties in this Agreement, subject to its subsequent revision from time to time prior to the Effective Time (but only with the prior written consent of Parent), (the "CTLLC Disclosure Schedule"), CTLLC and each of the CTLLC Members, jointly and severally, represent and warrant to Parent and LLC Acquisition as follows:

         4.1 Organization, Standing and Power. CTLLC is a limited liability company duly organized and validly existing under the laws of the State of Florida, has the full power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 10.3) on CTLLC or its operations. CTLLC has delivered to Parent a true and correct copy of its Articles of Organization and Regulations, each as amended to date. Neither CTLLC nor any of its Members is in violation of any of the provisions of its Articles of Organization or Regulations or other equivalent organizational documents. The CTLLC Disclosure Schedule lists a complete and correct list of the CTLLC Members and the managers of CTLLC.

         4.2      Capitalization; Unitholders.

                  (a) There are currently two CTLLC Units owned by the CTLLC Members. There are no other outstanding CTLLC Units or other securities of CTLLC and no outstanding subscriptions, options, rights of first refusal, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the CTLLC Units or other securities of CTLLC, or otherwise obligating CTLLC to issue, transfer, sell, purchase, redeem or otherwise acquire any such CTLLC Units or securities. There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which CTLLC or any of the CTLLC Members is a party or by which CTLLC may be bound obligating CTLLC or any of the CTLLC Members to issue, deliver, or sell, or cause to be issued, delivered or sold, additional CTLLC Units or obligating CTLLC or any of the CTLLC Members to enter into such an option, right of first refusal, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. There are no contracts, commitments or agreements relating to voting, purchase or sale of CTLLC Units (i) between or among CTLLC and any of the CTLLC Members or (ii) by or among any of the CTLLC Members.

                  (b) Schedule 4.2 sets forth a true and complete list of the names of all owners of CTLLC Units, together with the number of CTLLC Units held by each such holder. Except as set forth in Schedule 4.2, each holder so listed is the record and the beneficial owner of all CTLLC Units so listed in its name, has the full power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be consummated by such holder herein.

         4.3 Subsidiaries. CTLLC does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.4      Due Authorization; No Conflict.

                  (a) CTLLC has the full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CTLLC and the CTLLC Members. This Agreement has been duly executed and delivered by CTLLC and constitutes the valid and binding obligation of CTLLC enforceable against CTLLC in accordance with its terms. The execution and delivery of this Agreement by CTLLC do not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Articles of Organization or Regulations of CTLLC, (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to CTLLC or the properties or assets of CTLLC or the CTLLC Units, or
(iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of CTLLC or the CTLLC Units pursuant to, or require the consent or approval of any party to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to CTLLC or any of its properties or assets, except, in the case of this clause (iii) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on CTLLC or materially affect the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CTLLC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than any consents, approvals, orders and registrations that, if not obtained or made, would not have a Material Adverse Effect on CTLLC or materially affect the consummation of transactions contemplated hereby.

                  (b) Each CTLLC Member represents and warrants that such CTLLC Member is competent, and has the full power and authority, to execute, deliver and enter into this Agreement and to perform such Airhub Member's obligations, including the delivery of the CTLLC Units, hereunder and has taken all actions necessary to secure all approvals required in connection therewith. This
Agreement has been duly executed and delivered by each CTLLC Member and constitutes the valid and binding obligation of such CTLLC Member enforceable against each CTLLC Member in accordance with its terms. The execution and delivery of this Agreement by the CTLLC Members does not, and the performance will not: (i) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to any CTLLC Member or the properties or assets of such CTLLC Member or (ii) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of such CTLLC Member pursuant to, or require the consent of any party to, any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to such CTLLC Member or any of its properties or assets, except, in the case of this clause (ii) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to materially affect the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the CTLLC Member in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than any consents, approvals, orders and registrations that, if not obtained or made, would not have a Material Adverse Effect on CTLLC or materially affect the consummation of transactions contemplated hereby.

         4.5 Information Supplied. None of the information supplied or to be supplied by CTLLC, the CTLLC Members, or their auditors, attorneys, financial advisors, other consultants or advisors for inclusion in any document relating to the Transaction to be filed by Parent with the SEC will, at the time of the particular filing and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC or any amendment or supplement thereto or any earlier communication to shareholders of Company with respect to the Transaction.

         4.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in Schedule 4.6 of the CTLLC Disclosure Schedule, since December 31, 1996, CTLLC has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on CTLLC;
(ii) any action by or with respect to CTLLC that would have constituted a breach of any of the covenants contained in Section 6.1(b); or (iii) any of the following matters:

     (a) any material damage, destruction or loss (whether or not covered by insurance) to the properties and assets of CTLLC;

     (b) any Lien on any asset other than those otherwise permitted by this Agreement;

     (c) any labor dispute, litigation or governmental investigation affecting the business or financial condition of CTLLC;

         4.7 Liabilities. Except as set forth in the Annual Financial Statements, the Interim Circuit Test Financial Statements, the CTLLC Disclosure Schedule and except for liabilities or obligations arising in the ordinary course and consistent with past practice and those incurred in connection herewith, CTLLC does not have any liability or obligation of any nature, whether due or to become due, fixed or contingent.

         4.8 Accounts Receivable. All of the accounts receivable of CTLLC shown on the balance sheet included in the Interim CTLLC Financial Statements as of May 31, 1997 have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such May 31, 1997 balance sheet and net of returns and payment discounts allowable by CTLLC's policies) and can reasonably be anticipated to be paid in full in the ordinary course of business consistent with past practice without outside collection efforts, subject to no counterclaims or setoffs.

         4.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of CTLLC, threatened against CTLLC or any of its assets and properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CTLLC. There is no judgment, decree or order against CTLLC, or, to the knowledge of CTLLC, any of its directors or officers (in their capacities as such), that could prevent consummation of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on CTLLC.

         4.10 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon CTLLC which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed business practice of CTLLC, any acquisition of property by CTLLC or the conduct of business by CTLLC as currently conducted or as proposed to be conducted by CTLLC.

         4.11 Governmental Authorization. CTLLC has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization that is necessary for CTLLC to own or lease, operate and use its respective assets and properties and to carry on business as currently conducted or as proposed to be conducted (collectively "CTLLC Authorizations"), CTLLC has performed and fulfilled its obligations under the CTLLC Authorizations, and all the CTLLC Authorizations are in full force and effect, except where the failure to obtain or have any of such CTLLC Authorizations could not reasonably be expected to have a Material Adverse Effect on CTLLC.

         4.12 Contracts and Commitments. CTLLC is not a party to any oral or written (a)(i) obligation for borrowed money, (ii) obligation evidenced by bonds, debentures, notes or other similar instruments, (iii) obligation to pay the deferred purchase price of property or services (other than trade accounts arising in the ordinary course of business), (iv) obligation under capital leases, (v) debt of others secured by a Lien on its property, (vi) guaranty of liabilities or obligations of others, (vii) agreement under which CTLLC is obligated to make or expects to receive payments in excess of $50,000 or (viii) agreement granting any person a Lien on any of its properties or assets (except purchase money security interests created in the ordinary course of business consistent with past practice); (b)(i) employment agreement or collective bargaining agreement or (ii) agreements that limit the right of CTLLC, or any of its employees to compete in any line of business; or (c) agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries, other than Surviving Corporation, in any respect. True and complete copies of all agreements described in the CTLLC Disclosure Schedule or any other section thereto have been delivered to Parent. CTLLC has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under such agreements. With respect to such agreements, CTLLC has not received any notice of termination, cancellation or acceleration or any notice of breach, violation or default thereof.

         4.13 Title to Property. CTLLC has good and marketable title to all of its respective properties and assets, or in the case of leased properties and assets, valid leasehold interests in such properties, free and clear of any Lien. The plants, property and equipment of CTLLC that are used in the operations of its business are in good operating condition and repair. All plants, property and equipment owned by CTLLC conform (to CTLLC's knowledge) with all applicable ordinances, regulations and zoning and other laws and do not encroach on the property of others, the failure to conform with which would have a Material Adverse Effect on CTLLC. There is no pending or, to CTLLC's knowledge, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to CTLLC's knowledge, threatened condemnation of any such building, machinery or equipment. The properties and assets of CTLLC include all rights, properties, interests in properties and assets necessary to permit Surviving Corporation to conduct its business as currently conducted. The CTLLC Disclosure Schedule identifies each parcel of real property owned or leased by CTLLC.

         4.14     CTLLC Intellectual Property.

                  (a) CTLLC owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("CTLLC Intellectual Property") that are used in the business of CTLLC as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on CTLLC.

                  (b) The CTLLC Disclosure Schedule lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which CTLLC considers to be material to its business and included in the CTLLC Intellectual Property, including the jurisdictions in which each such CTLLC
Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which CTLLC is a party and pursuant to which any person is authorized to use any CTLLC Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which CTLLC is a party and pursuant to which CTLLC is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of CTLLC.

                  (c) To the knowledge of CTLLC, there is no unauthorized use, disclosure, infringement or misappropriation of any CTLLC Intellectual Property rights of CTLLC, any trade secret material to CTLLC, or any Third Party Intellectual Property Right, by any third party, including any employee or former employee of CTLLC. CTLLC has not entered into any agreement to indemnify any other person against any charge of infringement of any CTLLC Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to CTLLC Intellectual Property licensed to CTLLC in the ordinary course of business.

                  (d) CTLLC is not, and will not be as a result of the execution and delivery of this Agreement or the performance of CTLLC's obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to the CTLLC Intellectual Property or Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on CTLLC.

                  (e) All patents, registered trademarks, service marks and copyrights held by CTLLC are valid and subsisting. CTLLC (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has not brought any action, suit or proceeding for infringement of CTLLC Intellectual Property or breach of any license or agreement involving CTLLC Intellectual Property against any third party. To the knowledge of CTLLC, the manufacture, marketing, licensing or sale of the products and services of CTLLC does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (f) CTLLC has secured valid written assignments from all consultants and employees who contributed to the creation or development of CTLLC Intellectual Property of the rights to such contributions that CTLLC does not already own by operation of law.

                  (g) CTLLC has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all CTLLC Intellectual Property not otherwise protected by patents, or patent applications or copyright ("CTLLC Confidential Information"). All use, disclosure or appropriation of CTLLC Confidential Information owned by CTLLC by or to a third party has been pursuant to the terms of a written agreement with such third party. All use, disclosure or appropriation of CTLLC Confidential Information not owned by CTLLC has been pursuant to the terms of a written agreement with the owner of such CTLLC Confidential Information, or is otherwise lawful.

         4.15     Environmental Matters.

                  (a) CTLLC has complied with, and is in compliance with, all Environmental Laws (as defined in Section 3.15(a)) applicable to its current and prior business, properties and assets. CTLLC has, and CTLLC has provided to Parent, true and complete copies of, all permits, approvals, registrations, licenses and other authorizations required by any Governmental Entity pursuant to any Environmental Law applicable to its business, properties and assets, the absence of which would have a Material Adverse Effect on CTLLC and all such permits, approvals, registrations, licenses and other authorization are listed on the CTLLC Disclosure Schedule.

There is no pending or, to CTLLC's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law to which CTLLC is a party or, to CTLLC's knowledge, threatened to be made a party.

                  (b) There have been no releases or threatened releases of any Hazardous Substance in violation of Environmental Law at any parcel of real property or any facility currently or formerly owned, leased, operated or controlled by CTLLC. With respect to any such releases of or threatened releases of Hazardous Substance, CTLLC has given all required notices to government authorities, copies of which have been provided to Parent. CTLLC is not aware of any releases of Hazardous Substance at parcels of real property or facilities other than those presently or formerly owned, leased, operated or controlled by CTLLC that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by CTLLC.

                  (c) The CTLLC Disclosure Schedule lists all environmental reports, investigations, audits or similar environmental documents in the possession of CTLLC with respect to the operations of, or real property owned, leased, operated or controlled by CTLLC (whether conducted by or on behalf of CTLLC or a third party and whether done at the initiative of CTLLC or directed by a Governmental Entity or other third party). True and complete copies of each such document have been provided to Parent.

                  (d) CTLLC is not subject to, and is not reasonably expected to be subject to any material environmental liability, including without limitation liability arising out of the utilization by CTLLC of any transporter or facility used for treatment, recycling, storage or disposal.

         4.16 Taxes. CTLLC, and any combined, unitary or aggregate group for Tax (as defined in Section 3.16) purposes of which CTLLC is or has been a member have timely filed all Tax Returns (as defined in this Section 4.16) required to be filed by it taking into account extensions of due dates and the information included in those returns is true, correct and complete, have paid all Taxes shown thereon to be due and have provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether shown as being due on any Tax returns. CTLLC has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. CTLLC does not have any liability for Taxes of any other entity or person under any federal, state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group. Except as disclosed in the CTLLC Disclosure Schedule: (a) no material claim for Taxes has become a Lien against the property of CTLLC or is being asserted against CTLLC other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of CTLLC is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of

CTLLC, threatening to assert against CTLLC any deficiency or claim for additional Taxes, and there are no requests for information from a Tax authority currently outstanding that could affect the Taxes of CTLLC, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by CTLLC and is currently in effect, (e) no action has been taken that would have the effect of deferring any liability for Taxes for CTLLC from any period prior to the Effective Date to any period after the Effective Date, (f) CTLLC is not (nor has it ever been) a party to any Tax sharing agreement, (g) CTLLC has not disposed of any property that has been accounted for under the installment method, (h) CTLLC is not a party to any interest rate swap, currency swap or similar transaction, (i) CTLLC is not a member of any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes, (j) CTLLC has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions, (k) the transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law, and (l) CTLLC is not required to treat any asset as owned by another person for federal income tax purposes or as tax exempt bond financed property or tax exempt use property within the meaning of Section 168 of the Code. CTLLC will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time attributable to adjustments made prior to the Effective Time pursuant to Section 481 or 263A of the Code or any comparable provision of any state or foreign Tax law. The CTLLC Disclosure Schedule contains accurate and complete information with respect to: (w) all material tax elections in effect with respect to CTLLC, and (x) the current tax basis of the assets of CTLLC. CTLLC is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of such Tax exemptions or other Tax-sharing agreement or order.

         4.17 Tax Classification as a Partnership. At all times since its formation, CTLLC has been properly classified as a "partnership" for federal and state income tax purposes.

         4.18     Employee Benefit Plans.

                  (a) The CTLLC Disclosure Schedule lists, with respect to CTLLC, and any trade or business (whether or not incorporated) which is treated as an ERISA Affiliate within the meaning of Section 414(b), (c), (m) or (o) of the Code: (i) all material employee benefit plans (as defined in Section 3(3) of ERISA, (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and CTLLC Members and any supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director (collectively, the "CTLLC Employee Plans").

                  (b) CTLLC has furnished to Parent a copy of each of the CTLLC Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each CTLLC Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years. Any CTLLC Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code is so qualified. CTLLC has furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such CTLLC Employee Plan (and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any CTLLC Employee Plan subject to Code Section 401(a)), and all communications with respect to any plan described in Section 4.18(a) with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

                  (c) (i) None of the CTLLC Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there have been no violations of applicable provisions of the Code or ERISA with respect to any CTLLC Employee Plan that could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each CTLLC Employee Plan is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have a Material Adverse Effect on CTLLC, and CTLLC and each ERISA Affiliate have no knowledge of any default or violation by any other party to any of the CTLLC Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on CTLLC; (iv) all material contributions required to be made by CTLLC or any ERISA Affiliate to any CTLLC Employee Plan have been made on or before its due dates and a reasonable amount has been accrued for contributions to each CTLLC Employee Plan for the current plan years; and (v) neither CTLLC no any ERISA Affiliate has ever maintained or otherwise incurred any obligation under any plan subject to Title IV of ERISA. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of CTLLC, is threatened, against or with respect to any such CTLLC Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

                  (d) The  execution  and  delivery  of this  Agreement  and the consummation of the transactions contemplated hereby will not: (i) entitle any current or former employee or other service provider or any CTLLC Member, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise), (ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, service provider or CTLLC Director.

                  (e) There has been no amendment to, written interpretation or announcement (whether or not written) by CTLLC, or any ERISA Affiliate relating to, or change in participation or coverage under, any CTLLC Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Annual Financial Statements.

         4.19 Employee Matters. The CTLLC Disclosure Schedule lists all employees of CTLLC and the remuneration and benefits to which such employees are entitled. The CTLLC Disclosure Schedule also lists all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, or other agreements or arrangements not otherwise described in Section 4.18 providing for employee remuneration or benefits to which CTLLC is a party or by which it is bound; all of these contracts and arrangements are in full force and effect, and neither CTLLC nor any other party is in default under them. There have been no claims of defaults and, to CTLLC's knowledge there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. There is no pending or, to CTLLC's knowledge, threatened labor dispute, strike, or work stoppage that would have a Material Adverse Effect on CTLLC. CTLLC is in compliance in all material respects with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against CTLLC under any workers compensation plan or policy or for long term disability. CTLLC does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder.

         4.20 Interested Party Transactions. CTLLC is not indebted to any CTLLC Member, CTLLC Unit Holder, manager, officer, employee or agent of CTLLC (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to CTLLC, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         4.21 Insurance. CTLLC has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of CTLLC. The CTLLC Disclosure Schedule sets forth a true and complete listing of all such policies, including in each case applicable coverage limits, deductibles and policy expiration dates. There is no material claim pending under any of such policies or bonds as to which CTLLC has received a denial, or, to CTLLC's knowledge, as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and CTLLC is otherwise in compliance in all material respects with the terms of such policies and bonds. CTLLC has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Each policy or bond is legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transactions contemplated hereby.

         4.22 Compliance With Laws. CTLLC has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on CTLLC.

         4.23 Major Customers. The CTLLC Disclosure Schedule contains a list of the customers of CTLLC for each of the two most recent fiscal years, that individually accounted for more than five percent of the total dollar amount of net sales, showing the total dollar amount of net sales to each such customer during each such year. CTLLC has no knowledge nor has it received notice from any of the customers listed on the CTLLC Disclosure Schedule, that any of the customers listed in the CTLLC Disclosure Schedule will not continue to be customers of CTLLC after the Closing at substantially the same level of purchases.

         4.24 Suppliers. As of the date hereof, no supplier of CTLLC has indicated to CTLLC that it will stop, or decrease the rate of, supplying materials, products or service to CTLLC. CTLLC has not knowingly breached, so as to provide a benefit to CTLLC that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of CTLLC.

         4.25 Inventory. All inventories of raw materials, work-in process and finished goods (including all such in transit) of CTLLC, together with related packaging materials (collectively, "CTLLC Inventory"), reflected in the Interim Circuit Test Financial Statements consist of a quality and quantity usable and saleable in the ordinary course of business, have commercial values at least equal to the value shown on such balance sheet or are subject to purchase obligations by customers or suppliers at such value and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first in first out basis) or market. All CTLLC Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in the CTLLC Disclosure Schedule, all CTLLC Inventory is located on premises owned or leased by CTLLC. All work-in process contained in CTLLC Inventory constitutes items in process of production pursuant to contracts or open orders taken in the ordinary course of business, from regular customers of CTLLC with no recent history of credit problems with respect to CTLLC; neither CTLLC nor any such customer is in material breach of the terms of any obligation to the other, and, based on CTLLC's knowledge or what CTLLC reasonably should know, valid grounds exist for any counterclaim or set-off of amounts billable to such customers upon the completion of orders to which work-in-process relates. All work-in process is of a quality ordinarily produced in accordance with the requirements of the orders to which such work-in-process is identified, and will require no rework with respect to work performed prior to Closing.

     4.26 Product Warranty and Product Liability. The CTLLC Disclosure Schedule contains a true and complete copy of CTLLC's standard warranty or warranties for its manufacturing services. There has been no variation from such warranties, except as set forth in the CTLLC Disclosure Schedule. Except as stated therein, there are no warranties, commitments or obligations with respect to CTLLC's performance of services. The CTLLC Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation and other proceedings relating to services rendered, which are presently pending or, to CTLLC's knowledge, threatened, or which have been asserted or commenced against CTLLC within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent) or alleges damages (whether or not covered by insurance). There are no defects in CTLLC's manufacturing services that would adversely affect performance of products CTLLC manufactures or create an unusual risk of injury to persons or property. CTLLC's manufacturing services have been designed or performed so as to meet and comply with all governmental standards and specifications currently in effect, and have received all governmental approvals necessary to allow its performance.

         4.27 Minute Books. The minute books of CTLLC made available to Parent contain true and complete summaries of all meetings of members or actions by written consent since the time of formation of CTLLC, and reflect all transactions referred to in such minutes accurately in all material respects.

         4.28 Brokers' and Finders' Fees. Except for commissions or fees payable to Broadview Associates, LLC, CTLLC has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.29 Disclosure. None of the representations or warranties made by CTLLC herein or in the CTLLC Disclosure Schedule, or in any certificate furnished by CTLLC pursuant to this Agreement, when all such documents are read together in their entirety, contain or will contain at the Effective Time any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. CTLLC has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel in connection with their legal and accounting review of CTLLC.

         4.30 Reliance. The foregoing representations and warranties are being made by CTLLC with the knowledge and expectation that Parent and LLC Acquisition are placing reliance thereon.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT AND LLC ACQUISITION

         Except as disclosed in a document of even date herewith and delivered by Parent and LLC Acquisition to Airhub prior to the execution and delivery of this Agreement and referring to the sections and subsections of the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), subject to its subsequent revision from time to time to the Effective Time

(but only with the prior written consent of Airhub) Parent and LLC Acquisition, jointly and severally, represent and warrant to Airhub, the Airhub Members, CTLLC and the CTLLC Members as follows:

         5.1 Organization, Standing and Power. Each of Parent and LLC Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the full corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. LLC Acquisition has not engaged in any business (other than certain organizational matters) since the date of its incorporation.

         5.2 Due Authorization. Parent and LLC Acquisition have the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and LLC Acquisition. This Agreement has been duly executed and delivered by Parent and LLC Acquisition and constitutes the valid and binding obligations of Parent and LLC Acquisition. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Parent, as amended, the Articles of Incorporation or Bylaws of LLC Acquisition, or equivalent charter documents of any of Parent's subsidiaries, as amended, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or the properties or assets of Parent or any of its subsidiaries, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Parent or any of its subsidiaries or their properties or assets, except, in the case of this clause (c) only, where such conflict, violation, default, termination, cancellation or acceleration would not have and could not reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and LLC Acquisition or the consummation by Parent and LLC Acquisition of the transactions contemplated hereby, except for: (i) the filing with the SEC and the National Association of Securities Dealers, Inc. ("NASD") of the Proxy Statement relating to the shareholders meeting to be held regarding the Transaction, (ii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         5.3 Absence of Certain Changes. Except as disclosed in the documents that have been filed with the SEC prior to the date hereof (the "Parent SEC Documents"), since March 31, 1996 (the "Parent Balance Sheet Date"), each of Parent and its subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Parent or (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, retirement, purchase or other acquisition by Parent of any of its capital stock. Except as disclosed in such Parent SEC Documents, Parent is not aware of any facts which are reasonably likely to have a Material Adverse Effect on Parent.

         5.4 Compliance with Laws. Each of Parent and its subsidiaries has complied with, is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         5.5  Board  Approval.  The  Boards  of  Directors  of  Parent  and  LLC
Acquisition   have  (a)  approved  this  Agreement,   (b)  determined  that  the
transactions described by this Agreement are in the best interests of their respective shareholders and is on terms that are fair to such shareholders and
(c) recommended that the shareholders of Parent and LLC Acquisition approve this Agreement and the transactions contemplated herein.

         5.6 Brokers' and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         5.7 Reliance. The forgoing representations and warranties are being made by Parent and LLC Acquisition with the knowledge and expectation that Airhub, CTLLC and their respective members are placing reliance thereon.

                                   ARTICLE VI

                         CONDUCT PRIOR TO EFFECTIVE TIME

     6.1 Conduct of Business of Circuit Test. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by
Parent:

                  (a)      Affirmative Covenants.  Airhub and CTLLC will:

     (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

     (ii) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice;

     (iii) comply in all material respects with all laws and regulations of any Governmental Entity applicable to it;

     (iv) maintain and keep its plants, property and equipment in good repair, working order and condition, ordinary wear and tear excepted;

     (v) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound;

     (vi) notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Circuit Test; or

     (vii) pay, consistent with past practice, all accounts payable that arise in the ordinary course of its business.

     (b) Negative Covenants. Neither Airhub nor CTLLC will (and the Members of each entity will take such reasonable steps to prevent Airhub and CTLLC):

     (i) cause or permit any amendments to its Articles of Organization or Operating Agreement/Regulations (as applicable) or equivalent charter documents;

     (ii) transfer to any person or entity any rights to its Intellectual Property;

     (iii) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

     (iv) enter into any operating lease providing for payments in excess of an aggregate of $50,000;

     (v) adopt or amend any employee benefit plan, or hire any new manager level or officer level employee (other than in the ordinary course of business), pay any special bonus or special remuneration to any employee or manager, or increase the salaries or
                                                     -32-
wage rates of its employees, except as set forth in Section 6.1(b) of the Airhub and CTLLC Disclosure Schedule;

     (vi) commence a lawsuit other than (A) for the routine collection of bills,
(B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (C) for a breach of this Agreement;

     (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice;

     (viii) other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (ix) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (x) take, or agree in writing or otherwise to take, any other action that would make any of its representations or warranties contained in this Agreement untrue;

     (xi) delay in the payment of any trade or other payables other than in the ordinary course of business consistent with past practice;

     (xii) sell, lease or otherwise transfer or dispose of any property or asset, other than in the ordinary course of business consistent with past practice;

     (xiii) declare, set aside, or pay any distribution to the Airhub or CTLLC Members, or any direct or indirect redemption, retirement, purchase or other acquisition by Airhub or CTLLC, as applicable, of any of its securities, except as set forth on Schedule 6.1(b);

     (xiv) enter into commitment or transaction (including any capital expenditure, capital financing or sale of assets) for any amount that requires or could require payments in excess of $50,000 with respect to any individual contract or a series of related contracts;

     (xv) cancel any debt or waive or release of any right or claim by either Airhub or CTLLC, as applicable, other than in the ordinary course of business;

     (xviii) make any payment, or discharge or satisfy any claim, liability or obligation by Airhub or CTLLC, as applicable, other than as reflected or reserved against in the Annual Financial Statements or the Interim Circuit Test Financial Statements or in the ordinary course of business consistent with past practice;

     (xix) issue or sell any Airhub or CTLLC Units, as applicable or other securities, rights of first refusal or other rights to acquire securities of Airhub or CTLLC, as applicable;

     (xx) incur any indebtedness for borrowed money, or guarantee or otherwise assume any such indebtedness, except as set forth in Schedule 6.1(b);

     (xxi) make any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person;

     (xxii ) increase in any salary, wage, benefit or other remuneration payable or to become payable to any current or former officer, manager, employee, independent contractor or agent, or pay or agree to pay any bonus or severance payment or arrangement made to, for or with any officer, manager, employee or agent, or provide for any supplemental retirement plan or other program or special remuneration for any officer, manager, employee or agent, except for normal salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practice;

     (xxiii) grant credit to any customer on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended or any other change in the policies or practices with respect to the granting of credit; or

     (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

         6.2 No Solicitation; Acquisition Proposals. Subject to the fiduciary duties of the Airhub and CTLLC Members under applicable law, as advised by counsel, neither Airhub or CTLLC shall, directly or indirectly, through any Member, officer, manager, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity interest in, Airhub or CTLLC, as applicable, or any business combination with Airhub or CTLLC, as applicable, whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing. Each of Airhub and CTLLC shall use its best efforts to cause all confidential materials previously furnished to any third parties in connection with any of the foregoing to be
                                                       -34-
promptly returned to Airhub or CTLLC, as applicable, and shall cease any negotiations conducted in connection therewith or otherwise conducted with any such parties.

     6.3 Conduct of Business of Parent. Prior to the Effective Time, except as expressly contemplated by this Agreement or as agreed in writing by Airhub and
CTLLC:

     (a) Affirmative Covenants. Parent will, and will cause each of its subsidiaries to:

     (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

     (ii) maintain insurance coverages and its books, accounts and records in the usual manner consistent with past practice;

     (iii) comply in all material respects with all laws and regulations of any Governmental Entity applicable to it;

     (iv) maintain and keep its plants, property and equipment in good repair, working order and condition, ordinary wear and tear excepted;

     (v) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound;

     (vi) notify Airhub and CTLLC of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Parent; or

     (vii) pay, consistent with past practice, all accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by Parent and such contest does not have a Material Adverse Effect on Parent and adequate reserves therefor are reflected on the Annual Financial Statements or the Interim Financial Statements for Parent.

         6.4 Notice of Breach. Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that could cause or constitute a breach of any of its representations, warranties or covenants hereunder.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

         7.1 Access to Information. Airhub and CTLLC and their respective Members shall afford Parent and its accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties hereto agree) during the period prior to the Effective Time to: (a) all of Airhub's and CTLLC's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of Airhub and CTLLC as Parent may reasonably request including information relating to the Members of Airhub and CTLLC. Airhub and CTLLC agree to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and budgets promptly upon request. Parent shall cooperate with Airhub and CTLLC with its due diligence review of Parent to the extent necessary to confirm the accuracy of Parent's and LLC Acquisition's representations and warranties. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent, Airhub, and CTLLC shall confer on a regular and frequent basis with one or more representatives of the other party to report and discuss material operational matters and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant to this Section
7.1 shall affect or be deemed to modify any term hereof, any representation or warranty contained herein or any obligations of the parties hereto, including their obligations to consummate the transactions contemplated hereby.

         7.2 Confidentiality. The parties hereto will treat as confidential and hold in confidence all information concerning the businesses and affairs of Airhub and CTLLC and the business and affairs of Parent and LLC Acquisition ("Proprietary Information") that is not already generally available to the public and is not otherwise known to the party to whom it was disclosed on a non-confidential basis and refrain from using any such Proprietary Information except in furtherance of this Agreement or as required by law.

         7.3 Publicity. None of Airhub, the Airhub Members, CTLLC and the CTLLC Members shall issue, or cause or permit to be issued, any press release or otherwise make any public statement regarding the terms of this Agreement or the transactions contemplated hereby without Parent's prior written consent. Parent and LLC Acquisition shall consult with Airhub and CTLLC before issuing any press release or otherwise making any public statement regarding the terms of this Agreement or the transactions contemplated hereby, provided, however, that any failure to consult with Airhub or CTLLC shall not constitute a breach of this Agreement to the extent such consultation would be impractical and such press release or statement is necessary to comply with law or other legal obligations of Parent or any of its subsidiaries or, upon the advice of counsel, is necessary or prudent to be made in order to avoid potential liability of Parent or any of its subsidiaries, directors, officers or employees under federal or state securities laws.

         7.4 Filings; Cooperation. Parent, Airhub, and CTLLC shall make, and cause their affiliates to make, all necessary filings with respect to the transactions contemplated hereby including any those required under the Securities Act and the Exchange Act and the rules and regulations thereunder including, without limitation the Proxy Statement to be prepared by Parent in connection with the Transaction, and under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain any required approvals and clearances with respect thereto to (a) comply as promptly as practicable with all governmental requirements applicable to the transaction and
(b) obtain promptly all necessary consents, approvals, orders and authorizations of, and all registrations, declarations and filings with, Governmental Entities and consents of third parties necessary for the consummation of the transactions contemplated hereby.

         7.5 Earnout Agreement. At or prior to the Effective Time, Parent, the Airhub Members and the CTLLC Members will enter into agreements which will provide for certain contingent earnout payments. Such earnout payments, payable by the Parent to each Airhub and CTLLC Member on a pro rata basis, are described in an "Earnout Agreement", the form of which is attached as Exhibit 7.5 hereto.

         7.6      Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (other than actions that materially alter terms or materially reduce intended beneficiaries) under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to any of the transactions contemplated hereby (and, in such case, to proceed with the Transfer as expeditiously as possible).

                  (b) If, at any time after the Effective Time, any further action described in Section 7.6 (a) is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the former Airhub and CTLLC Members shall take such action.

         7.7 Indemnification Agreement. The Parent, Airhub and CTLLC Members shall enter into an agreement regarding the indemnification of Parent and Merger Sub with respect to the representations, warranties and covenants of this Agreement (the "Indemnification Agreement"), which Indemnification Agreement shall be substantially in the form of Exhibit 8.3(h) attached to the Reorganization Agreement.

     7.8 Deferred Compensation. The parties hereto agree that after the Effective Time Airhub and CTLLC shall be authorized to pay up to an aggregate of $500,000 to its employees as

"Deferred Compensation", less the amount of any Deferred Compensation paid by Circuit Test pursuant to Section 7.14 of the Reorganization Agreement.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions to Obligations of Each Party to Effect the LLC Transfer. The respective obligations of each party hereto to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

                  (a) The Reorganization Agreement, and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the holders of capital stock of both Parent and Circuit Test, and the closing of such transactions shall have occurred contemporaneously with the Closing.

                  (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the LLC Transfer or materially altering the terms of the Transaction, nor any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the LLC Transfer or the Transaction that makes the consummation of the LLC Transfer illegal.

                  (c) Each party to this Agreement shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the LLC Transfer and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under federal and state securities laws.

         8.2 Additional Conditions to Obligations of Airhub to Effect the Airhub Transfer. The obligations of Airhub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Airhub:

                  (a) Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Effective Time and the representations and warranties of Parent in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse

Effect or otherwise the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such date.

                  (b) Airhub shall have received a certificate executed on behalf of Parent by its Chief Financial Officer certifying that the conditions specified in Section 8.2(a) have been fulfilled.

                  (c) Airhub shall have received a legal opinion of Holme Roberts & Owen LLP, counsel to Parent, substantially in the form attached hereto as Exhibit 8.2(c).

         8.3 Additional Conditions to Obligations of CTLLC to Effect the CTLLC Transfer. The obligations of CTLLC to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by CTLLC:

                  (a) Parent and LLC Acquisition shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Effective Time and the representations and warranties of Parent and LLC Acquisition in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such date.

                  (b) Airhub shall have received a certificate executed on behalf of Parent by its Chief Financial Officer certifying that the conditions specified in Section 8.3(a) have been fulfilled.

                  (c) Airhub shall have received a legal opinion of Holme Roberts & Owen LLP, counsel to Parent, substantially in the form attached hereto as Exhibit 8.2(c).

         8.4 Additional Conditions to the Obligations of Parent and LLC Acquisition to Effect the LLC Transfer. The obligations of Parent, with respect to the LLC Transfer, and of both Parent and LLC Acquisition, with respect to the CTLLC Transfer, to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                  (a) Airhub and the Airhub Members shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Effective Time and the representations and warranties of Airhub and the Airhub Members in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise by the concept of
                                   -39-
materiality) when made and on and as of the Effective Time as though such representations and warranties were made at and as of such time.

                  (b) Parent shall have received a certificate, dated as of the Effective Time, executed on behalf of Airhub by its Managing Member certifying that the conditions specified in Section 8.4(a) have been fulfilled.

                  (c) CTLLC and the CTLLC Members shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them at or prior to the Effective Time and the representations and warranties of Airhub and the CTLLC Members in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or otherwise by the concept of materiality) when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time.

                  (d) Parent and LLC Acquisition shall have received a certificate, dated as of the Effective Time, executed on behalf of CTLLC by its Managing Member certifying that the conditions specified in Section 8.4(c) have been fulfilled.

                  (e) Parent shall have received a legal opinion from Burch, Porter & Johnson, PLLC, legal counsel to Airhub, substantially in form attached hereto as Exhibit 8.4(e).

                  (f) There shall not have occurred any Material Adverse Effect on Airhub or CTLLC (including, specifically, any change to the CTI Group Closing Balance Sheet).

                  (g) Parent shall have received such clearance certificate or shall have received or filed such other documents as may be required by any state taxing authority in order to relieve Parent of any obligaion to withold any portion of the consideration payable hereunder.

                  (h) Airhub and CTLLC shall each deliver to Parent at Closing a "Certificate of Non-Foreign Status", under section 1445 of the Code, in a form reasonably satisfactory to Parent.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Airhub and Parent, this Agreement may be terminated:

     (a) by mutual consent of all of the parties to this Agreement;

                  (b) by either Parent, Airhub or CTLLC, if, without fault of the terminating party, the Closing shall not have occurred on or before the later of (i) 30 days after the date the

Proxy Statement is mailed, but in no event later than November 30, 1997, or (ii) such later date as may be agreed upon in writing by the parties hereto;

                  (c) by either Parent, CTLLC or Airhub if the any other party shall have breached its respective representations, warranties or other obligations under Articles IV through VII in any material respect and such breach continues for a period of 10 days after receipt of notice of the breach from the non-breaching party hereto.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Airhub or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or other obligations set forth in this Agreement; provided that, the provisions of this Section 9.2 and Section
7.2 (Confidentiality) and Article X (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

         9.3 Amendment. The respective parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         9.4 Extension; Waiver. At any time prior to the Effective Time any party (the "Waiving Party") hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto (but only to the extent intended to benefit the Waiving Party), (b) waive any inaccuracies in the representations and warranties made to the Waiving Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of the Waiving Party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Survival of Representations and Warranties. The representations and warranties of Airhub Article III and CTLLC in Article IV shall survive the Closing and continue in full force and effect for two years after the Effective Time, except for those contained in Sections 3.16, 3.17, 4.16 and 4.17 shall survive the Closing and continue in full force and effect after the Effective Time for the applicable statute of limitations period. The Airhub Members and the CTLLC Members have agreed to indemnify Parent pursuant to the
Indemnification Agreement, subject to the limitations contained therein. The representations and warranties of Parent and LLC Acquisition shall not survive the Closing.

         10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or sent via facsimile, in either case with confirmation of receipt, or shall be deemed given the business day after delivery of such notice (together with a proper request for overnight delivery) to a nationally recognized overnight courier service that guarantees next-business-day delivery to the applicable destination, in each such case to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                  (a)      if to Parent or Merger Sub, to:

                           EFTC Corporation
                           7241 West 4th Street
                           Greeley, Colorado 80634
                           Attention:  Stuart W. Fuhlendorf
                           Facsimile No.:  (303) 892-4306

                           with a copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln, Suite 4100
                           Denver, Colorado 80203
                           Attention:  Francis R. Wheeler
                           Facsimile No.:  (303) 866-0200

                  (b)      if to Airhub or CTLLC, to:

                           Circuit Test Group
                           4601 Cromwell Avenue
                           Memphis, Tennessee 38118
                           Attention: Allen S. Braswell, Jr.
                           Facsimile No.: (901) 795-5305

                           with a copy to:

                           Burch, Porter & Johnson, PLLC
                           50 North Front Street
                           Suite 800
                           Memphis, Tennessee 38103
                           Attention:  Warner B. Rodda
                           Facsimile No.: (901) 524-5026

         10.3 Interpretation. When a reference is made in this Agreement to Exhibits, Articles or Sections, such reference shall be to an Exhibit, Article or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been reasonably identified and delivered, or other reasonable access is provided to the party to whom such information is to be made available. The table of contents, index of defined terms and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge of a particular fact or matter after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall be deemed include the corresponding masculine, feminine and neuter forms.

         10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

         10.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Airhub Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         10.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.7 Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     10.8 Governing Law. All aspects of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

     10.9 Rules of Construction. The parties hereto acknowledge that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.10 Expenses. Whether or not the LLC Transfer is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

         10.11 Attorneys Fees. In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

               SIGNATURE PAGE--LIMITED LIABILITY COMPANY UNIT PURCHASE AGREEMENT

         IN WITNESS WHEREOF, Airhub, CTLLC, Parent, LLC Acquisition, the Airhub Members, and the CTI Members have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

EFTC GROUP

                                            EFTC CORPORATION,
                                            a Colorado corporation


                                            By /s/
                                            Its

                                            CTLLC ACQUISITION CORP.,
                                            a Florida Corporation


                                            By: /s/
                                            Its

              Signature Page--LIMITED LIABILITY COMPANY UNIT PURCHASE AGREEMENT,
                                    continued

AIRHUB GROUP
                                            AIRHUB SERVICES GROUP, L.C., INC.
                                            a Kentucky limited liability company


                                            By: /s/

                                            Its


                           AIRHUB MEMBERS:


                                         ALLEN S. BRASWELL, JR. REVOCABLE LIVING
                                         TRUST


                                            By /s/
                                               Allen S. Braswell, Jr., Trustee



                                         CIRCUIT TEST INTERNATIONAL LIMITED
                                         PARTNERSHIP, a Florida limited
                                         Partnership

                                         By ALLEN S. BRASWELL, SR. LIVING TRUST
                                         Its General Partner
                                         /s/
                                         Allen S. Braswell, Sr., Trustee

              Signature Page--LIMITED LIABILITY COMPANY UNIT PURCHASE AGREEMENT,
                                    continued


CTLLC GROUP

                                            CIRCUIT TEST INTERNATIONAL, L.C.,
                                            a Florida limited liability company


                                            By /s/

                                            Its


                           CTLLC MEMBERS:

                                         ALLEN S. BRASWELL, JR. REVOCABLE LIVING
                                         TRUST


                                         By /s/
                                         Allen S. Braswell, Jr., Trustee


                                         CIRCUIT TEST INTERNATIONAL LIMITED
                                         PARTNERSHIP, a Florida limited
                                         Partnership

                                         By ALLEN S. BRASWELL, SR. LIVING TRUST
                                         Its General Partner
                                         /s/
                                         Allen S. Braswell, Sr., Trustee